UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 22, 2005 (April 18, 2005)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
  Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 18, 2005, Corporate Office Properties Trust (the “Registrant”), the General Partner of Corporate Office Properties, L.P. (the “Operating Partnership”), entered into the Eighteenth Amendment to Second Amended and Restated Limited Partnership Agreement (as so amended, the “Partnership Agreement”) of Corporate Office Properties, L.P.  The Amendment was entered into in connection with the issuance by the Operating Partnership to ten unrelated entities on April 18, 2005 of an aggregate of 142,776 common units in the Operating Partnership valued at $3.7 million in connection with the contribution by such entities of properties to the Operating Partnership.  Other than to reflect the admission of such entities into the Operating Partnership, the Amendment contains no substantive terms.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

None

(b)                                 Pro Forma Financial Information

None

(c)                                  Exhibits

Exhibit Number	Exhibit Title
10.1	Eighteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2005

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Executive Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Eighteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated April 18, 2005.